                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   October 31, 1997


                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                      0-16217                33-0041789
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)         Identification No.)


4710 Bellaire Blvd., Suite 301, Bellaire, Texas                  77401
 (Address of Principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (713) 662-2699

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 31, 1997 (the "Closing Date"), North American Technologies Group, Inc. (together with its subsidiaries, "NATK" or the "Company") completed the sale to Houston IPF, L.L.C., a Texas limited liability company, of substantially all of the assets (the "IPF Assets") of NATK's Industrial Pipe Fittings, Inc. subsidiary ("IPF"). Houston IPF, L.L.C. is not related to any director, officer or, to the knowledge of NATK, any principal stockholder of NATK or IPF. The IPF Assets relate to a manufacturing and distribution business involving various pipe fittings, saddles and related products. The purchase price therefor consisted of a cash payment of approximately $955,000, a six-month promissory note in the principal amount of $50,000 and the assumption of certain liabilities by the purchaser. The purchase price, which was based primarily on the book value of the IPF Assets less certain negotiated adjustments, is subject to adjustment based on the book value of the IPF Assets as of the Closing Date, collections of certain accounts receivable after the Closing Date and certain indemnification obligations of NATK, among other factors.

         A portion of the net proceeds of the sale of the IPF Assets was used to repay certain obligations owed by NATK and/or IPF, including among others certain note obligations in the amount of approximately $283,000 (including all outstanding principal and interest) owed to Tim B. Tarrillion, Chairman of the Board, President and Chief Executive Officer. NATK intends to apply the remainder of the net proceeds of the sale of the IPF Assets to fund its working capital and other commitments.

         In connection with the sale of the IPF Assets, two employment agreements with officers of IPF were terminated. In settlement of all provisions of these employment agreements, a collective cash payment of $81,397 was made to the individuals, the outstanding notes receivable totally approximately $46,625 were forgiven, and the two individuals were released from their non-competition agreements. In addition, certain adjustments to reduce the net book value of the IPF Assets were provided for in the purchase agreement, totally approximately $100,000. These adjustments and other costs incurred as a result of the transaction will be recognized in the fourth quarter financial statements.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         None

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None

ITEM 5.  OTHER EVENTS

         None

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.

         None

         (b)  Pro forma financial information.

              Pro Forma Consolidated Balance Sheet
              as of September 30, 1997 (unaudited)                    Page 4

              Pro Forma Consolidated Statements of Operations
              for the Nine Months Ended September 30, 1997,
              and for the Twelve Months Ended
              December 31, 1996 (unaudited)                           Page 5

         (c)  Exhibits.

              10.28 Asset Purchase Agreement, dated as of October 31, 1997, by and among North American Technologies Group, Inc., Industrial Pipe Fittings, Inc. and Houston IPF, L.L.C.

              10.29 Lease Agreement, dated as of October 30, 1997, by and between David M. Daniels, as lessor, and North American Technologies Group, Inc., as lessee.

ITEM 8.  CHANGE IN FISCAL YEAR

         None

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         None


                           NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                            PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AS OF SEPTEMBER 30, 1997


                                                                                               Pro forma
                                30-Sep-97                                                      30-Sep-97
                               (unaudited)       (A)          (B)            (C)              (unaudited)
                              ---------------------------------------------------------------------------
Cash                          $   321,056   $   (19,843)    $  954,957      $(331,127)     $   925,043
Accounts receivable, net        1,114,713      (422,170)                                       692,543
Inventories                       447,782      (346,142)                                       101,640
Prepaids                          339,479       (10,378)                                       329,101
                              -----------                                                  -----------
Total Current Assets            2,223,030                                                    2,048,327

Notes receivable                1,759,538                       50,000                       1,809,538
Property and equipment, net       918,024      (450,422)                                       467,602
Intangibles, net                3,484,543                                                    3,484,543
Other assets                      119,248       (18,478)                                       100,770
                              -----------                                                  -----------
Total                         $ 8,504,383                                                  $ 7,910,780
                              ===========                                                  ===========

Current maturities of LTD        (165,000)                                    161,000           (4,000)
Accts. pay & accrd expenses      (790,134)      262,476                                       (527,658)
                              -----------                                                  -----------
Total Current Liabilities        (955,134)                                                    (531,658)

Long term debt, net              (667,842)                                    170,127         (497,715)
Dividends payable                (104,695)                                                    (104,695)
Stockholders' equity           (6,776,712)                                                  (6,776,712)
                              -----------   -----------     ----------      ---------      -----------
Total                         $(8,504,383)  $(1,004,957)    $1,004,957      $       0      $(7,910,780)
                              ===========   ===========     ==========      =========      ===========


A     To adjust for the assets purchased and liabilities assumed by purchaser.
B     To adjust for consideration received of cash and six month promissory note.
C     To adjust for repayments of outstanding indebtedness.

The above pro forma consolidated balance sheet as of September 30, 1997 reflects the sale by North American
Technologies Group, Inc. of the net assets of  its wholly owned subsidiary, Industrial Pipe Fittings, Inc.




                       NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997, and
                    FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                                       Pro forma
                                           Nine months                Nine months
                                              ended                      ended
                                            30-Sep-97                  30-Sep-97
                                           (unaudited)     (A)        (unaudited)
                                          ---------------------------------------
Revenues                                   $ 3,297,754  $1,773,935    $ 1,523,819
Cost of revenues                             2,212,905   1,225,549        987,356
                                           --------------------------------------
Gross profit                                 1,084,849     548,386        536,463

Selling, general & administrative            3,286,234     328,524      2,957,710
                                           --------------------------------------
Operating loss before adjustment            (2,201,385)    219,862     (2,421,247)

Valuation adjustment relating to certain
   long lived assets                         1,029,994           0      1,029,994
                                           --------------------------------------
Operating loss                              (3,231,379)    219,862     (3,451,241)

Other income & expense, net                      1,026    (101,624)       102,650
                                           --------------------------------------
Net Income (Loss)                          $(3,230,353) $  118,238    $(3,348,591)
                                           ======================================

Net loss per share                              ($0.15)                    ($0.16)
                                           ===========                ===========
Weighted average number of
    common shares outstanding               28,439,989                 28,439,989
                                           ===========                ===========

                                                                      Pro forma
                                          Twelve months              Twelve months
                                              ended                      ended
                                            30-Dec-96                  30-Dec-96
                                            (audited)      (A)         (unaudited)
                                          ---------------------------------------
Revenues                                   $ 4,494,257  $1,919,024    $ 2,575,233
Cost of revenues                             3,526,213   1,452,462      2,073,751
                                           --------------------------------------
Gross profit                                   968,044     466,562        501,482

Selling, general & administrative            4,860,377     435,096      4,425,281
                                           --------------------------------------
Operating loss                              (3,892,333)     31,466     (3,923,799)

Other income & expense, net                   (404,063)   (113,531)      (290,532)
                                           --------------------------------------
Net Income (Loss)                          $(4,296,396) $  (82,065)   $(4,214,331)
                                           ===========  ===========   ===========

Net loss per share                              ($0.25)                    ($0.25)
                                           ===========                ===========
Weighted average number of
    common shares outstanding               24,264,695                 24,264,695
                                           ===========                ===========


        A         To remove the operating results of Industrial Pipe Fittings, Inc.
                  from the consolidated statements of operations of North American
                  Technologies Group, Inc. for the periods indicated.


The above pro forma consolidated statements of operations reflect the sale by North American Technologies
Group, Inc. of the net assets of its wholly owned subsidiary, Industrial Pipe Fittings, Inc.

Note: in calculating the net loss per common share, the loss has been increased by dividends on preferred stock.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Date:  November 13, 1997                 By: /s/ Tim B. Tarrillion
                                            -----------------------------------
                                             Chairman of the Board, President
                                             and Chief Executive Officer